Exhibit 28.2






                    STEWART INFORMATION SERVICES CORPORATION

                             DETAILS OF INVESTMENTS
                       JUNE 30, 2000 AND DECEMBER 31, 1999







                                                              JUN 30     DEC 31
                                                               2000       1999
                                                             ---------  --------
                                                                ($000 Omitted)


      Investments, at market, partially restricted:
          Short-term investments                               51,228     65,583
          U. S. Treasury and agency obligations                30,073     32,832
          Municipal bonds                                     131,903    133,068
          Mortgage-backed securities                           11,064      8,509
          Corporate bonds                                      63,957     64,902
          Equity securities                                     5,342      5,317
                                                            ---------   --------

            TOTAL  INVESTMENTS                                293,567    310,211
                                                            =========   ========






NOTE: The total appears as the sum of three amounts on the condensed consolidated balance sheets presented on page 2: (1) `short-term investments',
(2) `investments - statutory reserve funds' and (3) `investments - other'.